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                                                                      Exhibit 10
                                 June 26, 1997


Nuveen Flagship Multistate Trust II                               (202) 639-7065
333 West Wacker Drive
Chicago, Illinois 60606

          RE:  Registration Statements on Form N-1A under the Securities
               Act of 1933 for Nuveen Flagship Multistate Trust II (File No. 333-14729)

Ladies and Gentlemen:

     We have acted as counsel for Nuveen Flagship Multistate Trust II, a Massachusetts voluntary association (commonly known as a business trust) (the "Trust"), in connection with the above-referenced Registration Statement on Form N-1A (as amended, the "Registration Statement"), which relates to the Class A Shares, Class B Shares, Class C Shares and Class R Shares, par value $.01 per share, of each of the following series of the Trust: Nuveen Flagship New York Municipal Bond Fund, Nuveen New York Insured Municipal Bond Fund, Nuveen Flagship New Jersey Municipal Bond Fund, Nuveen California Municipal Bond Fund, Nuveen California Insured Municipal Bond Fund, Nuveen Flagship Connecticut Municipal Bond Fund, Nuveen Massachusetts Municipal Bond Fund and Nuveen Massachusetts Insured Municipal Bond Fund, and the Class A Shares, Class C Shares and Class R Shares, par value $.01 per share, (collectively, the "Shares") of the Nuveen Flagship New Jersey Intermediate Municipal Bond Fund (collectively, the "Series"). This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 1 to the Registration Statement (the "Amendment") to be filed with the Securities and Exchange Commission on or about June 26, 1997 pursuant to Rule 485(b) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

     (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust:

     (b) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust and of all amendments thereto (the "Declaration");

     (c) a certificate executed by Karen L. Healy, an Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Declaration and the By-Laws, as amended (the "By-Laws"), and certain resolutions adopted by the Board of the Trustees of the Trust authorizing the issuance of the Shares; and

     (d)  a printer's proof, dated June 24, 1997, of the Amendment.
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Nuveen Flagship Multistate Trust II
June 26, 1997

     In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinions, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

     Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Trust's Declaration and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Trust may, under certain circumstances, be held personally liable for the obligations.

     The opinion expressed herein is limited to the laws of the Commonwealth of Massachusetts.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                        Very truly yours,

                             FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                             By: /s/ Thomas S. Harman
                                 --------------------------------------
                                           Thomas S. Harman


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